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                                                                  Exhibit 23.4



                      Consent of Independent Accountants

We consent to the inclusion in this registration statement on Form S-1 of our report dated February 26, 1996, except for notes 15 and 16 which are dated February 25, 1997, on our audit of the financial statements of Camelot Barthropp Limited (formerly Speed 6060 Limited) for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts".




                                                    /s/ Coopers & Lybrand
                                                   --------------------------

                                                   Coopers & Lybrand
                                                   Chartered Accountants and
                                                   Registered Auditors




London, United Kingdom
May 23, 1997